UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2015

Cvent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor Tysons Corner, Virginia	22102
(Address of principal executive offices)	(Zip Code)
(703) 226-3500
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                    Appointment of Cynthia Russo as Chief Financial Officer

On September 10, 2015, Cvent, Inc. (the “Company”) announced the appointment of Cynthia Russo as the Company’s Executive Vice President and Chief Financial Officer, effective on or before September 28, 2015. Ms. Russo will also serve as the Company’s principal financial officer and principal accounting officer.

Ms. Russo, age 45, previously served as Executive Vice President, Chief Financial Officer of MICROS Systems, Inc., from March, 2010 to December, 2014. Ms. Russo joined MICROS Systems, Inc. in 1996 as a Senior Accountant and served in various positions prior to her appointment as Chief Financial Officer, including Vice President/Senior Vice President and Corporate Controller from May, 2001 to March, 2010. She is a Certified Public Accountant and Certified Internal Auditor. Ms. Russo is a graduate of James Madison University. There is no arrangement or understanding between Ms. Russo and any other person pursuant to which she was selected as an executive officer of the Company, and there is no family relationship between Ms. Russo and any of the Company’s directors or other executive officers.

On September 3, 2015, the Company and Ms. Russo entered into an Offer Letter setting forth the terms of Ms. Russo’s employment with the Company (the “Offer Letter”).

Pursuant to the Offer Letter, Ms. Russo’s base salary will initially be $400,000 per year. As a participant in the Company’s Short-Term Incentive Plan, she will be eligible for an annual target incentive bonus of up to 50% of her then-current base salary, subject to her achievement of the Short-Term Incentive Plan objectives. Subject to the approval of the Compensation Committee of the Board of the Directors of the Company (the “Compensation Committee”), on October 15, 2015, Ms. Russo will be granted a new-hire equity award with an aggregate award value of $1,300,000, with 50% of the award in the form of restricted stock units and 50% of the award in the form of options to purchase the Company’s common stock. This new-hire equity award will vest over four years: 50% of the equity grant will vest 24 months after Ms. Russo’s start date; the next 25% will vest at the end of her 36th month of full-time employment; and the last 25% will vest at the end of the 48th month of her full-time employment. In addition, subject to the approval of the Compensation Committee, on or about March 15, 2016, Ms. Russo will receive an additional equity award with an aggregate award value of $541,667, with 50% of such award in the form of restricted stock units and the remaining 50% of such award in the form of options to purchase the Company’s common stock. This additional equity award will vest over four years, with the first 25% of the equity grant vesting on September 28, 2017, the next 25% of the equity grant vesting on the second anniversary of the grant (i.e., on or about March 15, 2018), the third 25% of the equity grant vesting on the third anniversary of the grant (i.e., on or about March 15, 2019), and the final 25% of the equity grant vesting on the fourth anniversary of the grant (i.e., on or about March 15, 2020). Each equity grant will be made subject to the terms of the Company’s 2013 Equity Incentive Plan.

The Offer Letter also provides for certain benefits to be paid to Ms. Russo in the event that her employment is terminated without cause, Ms. Russo resigns for good reason or in the event that the Company undergoes a change in control:

•
If Ms. Russo’s employment is terminated without “cause” or in the event that Ms. Russo resigns from her position for “good reason,” each as defined in the Offer Letter, she will be entitled to receive: (a) a lump sum payment equal to 12 months of her base salary and a prorated portion of her target incentive bonus (provided, however, that in no case will the prorated bonus be less than three months); (b) reimbursement of her monthly COBRA premiums for up to one year; and (c) if such separation occurs (i) prior to September 28, 2016, the acceleration of vesting of 25% of her new-hire equity award or (ii) after September 28, 2016, a prorated portion of all outstanding unvested equity awards under any equity incentive plan of the Company will automatically vest.

•
If the Company undergoes a change in control during Ms. Russo’s employment, 50% of Ms. Russo’s outstanding unvested equity awards will automatically vest. Further, if Ms. Russo is terminated without “cause” or resigns her position with “good reason” (each as defined in the Offer Letter) within 12 months following a change in control of the Company, Ms. Russo will be entitled to receive: (a) a lump sum payment equal to 12 months of her base salary and her full target incentive bonus; (b) reimbursement of her monthly COBRA premiums for up to one year; and (c) acceleration of the remaining 50% of her outstanding equity awards.

The Offer Letter provides that if Ms. Russo’s employment is terminated due to her death or disability prior to September 28, 2016, 25% of her outstanding equity grants will automatically vest.

Upon the commencement of her employment, Ms. Russo and the Company will enter into the Company’s standard form of Indemnification Agreement, pursuant to which the Company will agree to indemnify Ms. Russo against certain liabilities that may arise by reason of her status as Executive Vice President and Chief Financial Officer of the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01             Regulation FD Disclosure.

On September 10, 2015, the Company issued a press release announcing Ms. Russo’s appointment. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated September 3, 2015, between Cynthia Russo and the Company.
99.1	Press Release, dated September 10, 2015 “Cvent Appoints Cynthia Russo as Chief Financial Officer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.

Date: September 10, 2015	By:	/s/ Lawrence J. Samuelson
	Name:	Lawrence J. Samuelson
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated September 3, 2015, between Cynthia Russo and the Company.
99.1	Press Release, dated September 10, 2015 “Cvent Appoints Cynthia Russo as Chief Financial Officer”